Earnings Results 1st Quarter 2024 April 15, 2024 Exhibit 99.1

Disclaimer This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T’s credit ratings; the impact of the People’s United Financial, Inc. acquisition; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendices for reconciliation of GAAP with corresponding non-GAAP measures, as indicated in the presentation.

Purpose To make a difference in people’s lives. Mission We are a bank for communities – committed to improving the lives of our customers and all the communities we touch. Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Making a positive impact on our communities, customers and colleagues

2023 Sustainability Accomplishments and Highlights

Fostering Prosperity in Our Communities


24/7

- **Ranked #6 SBA Lender in the country (FY2023)**, the 15th consecutive year among the nation's top 10 SBA Lenders
- ~249,000 **hours dedicated** by M&T employees to volunteering in our communities
- ~$53.6 million contributed by M&T and The M&T Charitable Foundation to supporting our communities
- **Highest possible CRA rating** from the Federal Reserve since 1982

Investing in Our Employees



- **Consistent investment** in talent development programs spanning 4 decades
- 9.6 **years** average employee tenure
- 40 average hours of training for M&T employees
- 80 **Employee Resource Group** chapters with participation by 51% of managers and 35% of employees (non-managers)
- 94% participation by M&T employees in M&T's 401(k) plan
- 92% participation in employee engagement survey

Strong Governance and Consistent Leadership


INVOICE
PAY

- 94% of Board members are independent
- More than 40% of our Board of Directors team is diverse (24% of directors were women, 18% of directors were people of color)
- **17-year average tenure** for executive officers

Preserving our Environment


24/7

- Achieved 60% of our $1 billion commitment to renewable energy projects
- Membership in the Think Green Resource Group, which focuses on environmental sustainability, grew to over 1,100 employees, and the group organized 51 volunteer and educational events

Note: All data except for SBA data are as of December 31, 2023. SBA data is for the period October 1, 2022 to September 30, 2023.

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Adjusted diluted earnings per common share were $3.15 PPNR was solid at $891 million Adjusted expenses only increased 0.6% YoY Note: (1) See Appendix 1 for reconciliation of GAAP with these non-GAAP measures. Earnings Highlights GAAP       ($ in millions, except per share) 1Q24 4Q23 1Q23 Revenues $2,260 $2,300 $2,405 Noninterest Expense $1,396 $1,450 $1,359 Provision for Credit Losses $200 $225 $120 Net Income $531 $482 $702 Diluted EPS $3.02 $2.74 $4.01 Return on Assets 1.01% 0.92% 1.40% Return on Common Equity 8.14% 7.41% 11.74% Net Interest Margin 3.52% 3.61% 4.04% Net Charge-offs % Avg Loans 0.42% 0.44% 0.22% GAAP - Adjusted (Non-GAAP)(1)       ($ in millions, except per share) 1Q24 4Q23 1Q23 Revenues $2,260 $2,300 $2,405 Noninterest Expense $1,367 $1,253 $1,359 Provision for Credit Losses $200 $225 $120 Net Income $553 $628 $702 Diluted EPS $3.15 $3.62 $4.01 Return on Assets 1.05% 1.19% 1.40% Return on Common Equity 8.49% 9.77% 11.74% PPNR $891 $1,043 $1,046

Earnings Highlights Note: (1) See Appendix 2 for reconciliation of GAAP with these non-GAAP measures. (2) As of respective period end. Net Operating Results (Non-GAAP)(1)       ($ in millions, except per share) 1Q24 4Q23 1Q23 Net Operating Income $543 $494 $715 Diluted Net Operating EPS $3.09 $2.81 $4.09 Efficiency Ratio 60.8% 62.1% 55.5% Net Operating ROTA 1.08% 0.98% 1.49% Net Operating ROTCE 12.67% 11.70% 19.00% Tangible Book Value per Share (2) $99.54 $98.54 $88.81

Net Interest Income & Net Interest Margin QoQ Drivers Taxable-equivalent net interest income (1) decreased -$43 million QoQ Elevated interest expense from funding mix and cost changes Lower nonaccrual interest and impact of cash flow hedges One less day Favorable impact from loan growth and asset repricing, particularly in the securities and consumer portfolios Net interest margin declined -9 bps QoQ to 3.52% Nonaccrual interest and impact of swaps (-6 bps) Higher liquidity and cash moving to investment securities (-3 bps) Core deposit mix shift and pricing (-3 bps) All other, primarily favorable asset repricing (+3 bps) Note: (1) Taxable-equivalent net interest income is a non-GAAP measure that adjusts income earned on a tax-exempt asset to present it on an equivalent basis to interest income earned on a fully taxable asset. (1)

Balance Sheet – Overview

Average Balances, $ in billions, except per share	1Q24	4Q23	1Q23	Change 1Q24 vs 4Q23	Change 1Q24 vs 1Q23
Interest-bearing Deposits at Banks	$30.7	$30.2	$24.3	2%	26%
Investment Securities	$28.6	$27.5	$27.6	4%	3%
Commercial and Industrial ("C&I")	$56.8	$55.4	$52.5	3%	8%
Commercial Real Estate ("CRE")	$32.7	$33.5	$35.2	-2%	-7%
Residential Mortgage	$23.1	$23.3	$23.8	-1%	-3%
Consumer	$21.2	$20.6	$20.5	3%	3%
Total Loans	$133.8	$132.8	$132.0	1%	1%
Earning Assets	$193.1	$190.5	$184.1	1%	5%
Deposits	$164.1	$164.7	$161.5	-	2%
Borrowings	$16.0	$13.1	$11.5	23%	39%
Common Shareholders' Equity	$25.0	$24.5	$23.4	2%	7%
As of Quarter End					
Book Value per Common Share	$150.90	$150.15	$140.88	-	7%
Tangible Book Value per Common Share(1)	$99.54	$98.54	$88.81	1%	12%
Tangible Common Equity / Tangible Assets(1)	8.03%	8.20%	7.58%	(17) bps	45 bps
Common Equity Tier 1 (CET1) Capital Ratio(2)	11.07%(2)	10.98%	10.16%	9 bps	91 bps

- Capital levels strong with CET1 ratio of **11.07%**(2)

Note: : (1) See Appendix 2 for reconciliation of GAAP with these non-GAAP measures. (2) March 31, 2024 CET1 ratio is estimated.

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Balance Sheet – Average Loans QoQ Drivers Average loans +$1.0 billion or +1% QoQ: C&I loans increased +3% (+$1.4 billion) QoQ, driven by growth that spanned most industry types CRE loans declined -2% (-$759 million) QoQ, driven largely by our continued strategy to better serve CRE customers in most capital-efficient manner possible Residential mortgage loans decreased -1% (-$203 million) QoQ, driven by pay downs in the held-for-investment portfolio Consumer loans increased +3% (+$587 million) QoQ, driven by growth in recreational finance and auto, producing higher yields on new consumer products

Balance Sheet – Securities and Cash Average Investment Securities and Yield Securities and Cash – at 3/31/24   Duration Pre-tax Unrealized Loss AFS ~2.0 years $263 million HTM ~5.4 years $1,216 million Total Debt Securities ~3.8 years $1,479 million $62.3B TOTAL Yield up 17 bps

Balance Sheet – Average Deposits QoQ Drivers Average deposits -$0.6 billion or less than -1% QoQ: Slowing deposit mix shift to higher cost deposits Core non-maturity deposits cost only increased +1 bp Average customer deposits increased Average demand deposits declined -$1.5 billion partially impacted by seasonal factors Expected shortening of time deposit maturities Brokered time deposits roll off Shorter duration product offerings on consumer time deposits

Change 1Q24 vs $ in millions 1Q24 4Q23 1Q23   4Q23 1Q23 Mortgage Banking Revenues $104 $112 $85 -7% 23% Service Charges on Deposits $124 $121 $113   2% 9% Trust Income $160 $159 $194 1% -17% Brokerage Services $29 $26 $24   10% 20% Non-hedge Derivatives / Trading $9 $11 $12 -19% -21% Securities G/L $2 $4 -   -35% - Other Revenues from Operations $152 $145 $159 4% -5% Noninterest Income $580 $578 $587   - -1% Income Statement – Noninterest Income Noninterest income increased +$2 million or less than +1% QoQ: Mortgage banking revenues decreased -$8 million QoQ: Lower gains on sale of commercial mortgage loans as a result of decreased origination volume Partially offset by higher residential mortgage banking revenues Other revenues from operations increased +$7 million or +4% QoQ: Reflects a $25 million distribution from BLG received in 1Q24 Partially offset by declines in letter of credit and other credit-related fees, lower income earned from bank owned life insurance and a decline in merchant discount and credit card fees Note: (1) 2Q23 noninterest income included a $225 million gain on sale from the sale of Collective Investment Trust business. QoQ Drivers Gain on CIT Sale(1)

Income Statement – Noninterest Expenses



FDIC Special Assessment(1)
FDIC Special Assessment(1)
$1,359
$17
$1,342
$1,293
$15
$1,278
$1,278
$15
$1,263
$1,450
$15
$1,435
$1,396
$15
$1,381
Adjusted Efficiency 53.4%(2)
Adjusted Efficiency 53.6%(3)
Adjusted Efficiency 59.6%(4)
55.5%
48.9%
53.7%
62.1%
60.8%
$ IN MILLIONS
1Q23
2Q23
3Q23
4Q23
1Q24
Operating Noninterest Expense
Intangible Amort & Merger-Related
Total Noninterest Expense
Efficiency Ratio

$ in millions	1Q24	4Q23	1Q23	Change 1Q24 vs 4Q23	Change 1Q24 vs 1Q23
Salaries & Benefits(5)	$833	$724	$808	15%	3%
Equip & Occupancy	$129	$134	$127	-4%	2%
Outside Data Proc & SW	$120	$114	$106	5%	13%
Professional and other services	$85	$99	$125	-13%	-31%
FDIC Assessments	$60	$228	$30	-74%	101%
Advert. & Marketing	$20	$26	$31	-21%	-35%
Other Expense	$134	$110	$115	21%	16%
Operating Expense(1)	$1,381	$1,435	$1,342	-4%	3%
Intangible Amortization	$15	$15	$17	-	-13%
Total Noninterest Expense	**$1,396**	**$1,450**	**$1,359**	-4%	3%

QoQ Drivers

- FDIC special assessments of **$29 million** and **$197 million** in 1Q24 and 4Q23, respectively
- Salaries and employee benefits expense up **+$109 million** or **+15% QoQ**:
  - $99 million of seasonally higher expenses
- Other expense increased **+$24 million** or **+21% QoQ**, reflecting:
  - Higher costs on supplemental executive retirement savings plan
  - Losses on lease terminations
- Professional and other services decreased **-$14 million** or **-13% QoQ:**
  - Reflects the timing and level of consulting and legal-related fees

Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures. Noninterest operating expense excludes merger-related expenses and amortization of core deposit and other intangible assets. (2) 2Q23 adjusted efficiency ratio excludes $225 million gain on sale of CIT from the denominator. (3) 4Q23 adjusted efficiency ratio excludes $197 million FDIC special assessment from the numerator. (4) 1Q24 adjusted efficiency ratio excludes $29 million FDIC special assessment from the numerator. (5) Severance charges for 1Q24, 4Q23 and 1Q23 were $6 million, $12 million and $2 million, respectively.

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Credit Nonaccrual Loans Net Charge-offs Provision for Credit Losses Allowance for Credit Losses

Criticized C&I and CRE Loans +$364 million QoQ Criticized Increase: C&I increased +$641 million Nonautomotive dealers and manufacturing CRE decreased -$277 million Permanent CRE -$139 million Construction -$138 million 97% of criticized accrual loans are current 59% of criticized nonaccrual loans are current Reserve Impact: Criticized loans generally carry higher loss reserves Reflecting strong collateral values, the reserve ratio for nonaccrual loans was ~18%

Criticized C&I Loans

(Dollars in millions)	March 31, 2024 Outstanding	March 31, 2024 Criticized Accrual	March 31, 2024 Criticized Nonaccrual	March 31, 2024 Total Criticized	December 31, 2023 Outstanding	December 31, 2023 Criticized Accrual	December 31, 2023 Criticized Nonaccrual	December 31, 2023 Total Criticized
Commercial and industrial excluding owner-occupied real estate by industry:								
Financial and insurance	$ 10,538	$ 261	$ 37	$ 298	$ 10,679	$ 346	$ 3	$ 349
Services	7,180	260	130	390	6,715	295	100	395
Motor vehicle and recreational finance dealers	6,268	525	109	634	6,242	164	51	215
Manufacturing	6,226	616	122	738	5,981	549	65	614
Wholesale	3,955	268	34	302	3,803	180	45	225
Transportation, communications, utilities	3,525	233	70	303	3,342	195	71	266
Retail	2,893	83	41	124	2,727	102	35	137
Construction	2,089	176	68	244	2,092	173	62	235
Health services	1,991	286	34	320	1,950	297	28	325
Real estate investors	1,618	195	4	199	1,684	189	4	193
Other	1,676	100	54	154	1,889	123	50	173
Total commercial and industrial excluding owner-occupied real estate	$ 47,959	$ 3,003	$ 703	$ 3,706	$ 47,104	$ 2,613	$ 514	$ 3,127
Owner-occupied real estate by industry:								
Services	$ 2,122	$ 140	$ 51	$ 191	$ 2,162	$ 154	$ 51	$ 205
Motor vehicle and recreational finance dealers	1,922	45	9	54	1,867	10	7	17
Retail	1,587	132	14	146	1,541	107	13	120
Wholesale	944	48	3	51	940	28	2	30
Manufacturing	837	58	29	87	842	64	24	88
Real estate investors	795	24	16	40	818	26	12	38
Health services	639	53	22	75	656	55	26	81
Other	1,092	33	17	50	1,080	32	21	53
Total owner-occupied real estate	9,938	533	161	694	9,906	476	156	632
Total	$ 57,897	$ 3,536	$ 864	$ 4,400	$ 57,010	$ 3,089	$ 670	$ 3,759
Percent criticized - excluding owner-occupied real estate				7.7%				6.6%
Percent criticized - owner-occupied real estate				7.0%				6.4%
Percent criticized - total commercial and industrial				7.6%				6.6%

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Criticized CRE Loans March 31, 2024 December 31, 2023 (Dollars in millions) Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Permanent finance by property type: Apartments/Multifamily     $ 6,441   $ 1,003   $ 112   $ 1,115   $ 6,165   $ 1,184   $ 115   $ 1,299 Retail/Service 5,795 1,039 229 1,268 5,912 1,075 227 1,302 Office     4,599   1,011   147   1,158   4,727   879   185   1,064 Health services 3,626 1,409 177 1,586 3,615 1,364 117 1,481 Hotel     2,485   485   175   660   2,510   496   210   706 Industrial/Warehouse 1,925 133 13 146 2,034 224 13 237 Other     297   45   2   47   314   28   2   30 Total permanent 25,168 5,125 855 5,980 25,277 5,250 869 6,119 Construction/development     7,248   2,419   144   2,563   7,726   2,527   174   2,701 Total commercial real estate $ 32,416 $ 7,544 $ 999 $ 8,543 $ 33,003 $ 7,777 $ 1,043 $ 8,820 Percent criticized - total commercial real estate                 26.4%               26.7%

Capital CET1 capital ratio increased +9 bps to 11.07%(1) at 1Q24 Tangible book value per share increased +1% to $99.54 Note: (1) March 31, 2024 CET1 ratio is estimated. (2) See Appendix 2 for reconciliation of GAAP with this non-GAAP measure. CET1 TBVPS(2) QoQ Drivers Tangible common equity to tangible assets was 8.03% at the end of 1Q24 AFS and pension-related AOCI would have impacted the CET1 capital ratio by ~(20) bps at the end of 1Q24 (1) (1)

2024 Outlook 2024 Outlook Comments Income Statement Net Interest Income Taxable-equivalent   $6.8 billion + NIM in the 3.50s Reflects two rate cuts Fee Income $2.3 billion to $2.4 billion Growth in trust income from higher equity markets GAAP Expense Includes intangible amortization Excludes incremental FDIC special assessments   $5.25 billion to $5.30 billion Continued focus on managing expense Net Charge-Offs % of Average Loans ~40 basis points NCO normalization in C&I and consumer loan portfolios NCOs remain elevated Tax Rate Taxable-equivalent 24.0% to 24.5% Excludes certain discrete tax benefit in 1Q24 Average Balances Loans   $134 billion to $136 billion Growth in C&I and consumer, declines in CRE and residential mortgage Deposits   $162 billion to $164 billion Focus on growing customer deposits Share Repurchases   Currently paused Evaluate after 2nd quarter results

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Prudent growth ~2x peers
- Leading position in core markets

Strong Shareholder Returns

- 15-20% ROATCE
- ~9% annual TSR
- Robust dividend growth
- 6% TBV per share growth

Note: Source: FactSet, S&P Global, Company Filings. Note: (1) Branch and deposit data as of 6/30/23, pro forma for pending / closed M&A. Growth vs. peers represents each bank's median branch deposit growth from 2019-2023 relative to that bank's median city projected population growth from 2023-2028. (2): ROATCE average from 2013-2023. Adjusted for amortization of core deposit and other intangible assets, merger related expenses, tax rate changes, and normalized provisions for credit losses in 2020. (3): Annual TSR represents CAGR of the average trailing 3 year total shareholder returns (consisting of price returns and dividends assuming reinvestment of dividends received) during 2013-2023. (4): Dividend growth represents CAGR of common dividends per share from 2013-2023. (5): TBV per share growth represents CAGR from 2013-2023.

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Appendix 1 Note: Tables in appendices may not foot due to rounding GAAP to GAAP – Adjusted (Non-GAAP) Reconciliation In millions 1Q23 2Q23 3Q23 4Q23 1Q24 Revenues Net interest income - GAAP $1,818 $1,799 $1,775 $1,722 $1,680 Total other income - GAAP 587 803 560 578 580 Subtotal 2,405 2,602 2,335 2,300 2,260 Gain on CIT - (225) - - - Revenues - GAAP Adjusted $2,405 $2,378 $2,335 $2,300 $2,260 Noninterest expense Noninterest expense - GAAP $1,359 $1,293 $1,278 $1,450 $1,396 FDIC special assessment - - - (197) (29) Noninterest expense - GAAP Adjusted $1,359 $1,293 $1,278 $1,253 $1,367 PPNR Revenues - GAAP Adjusted $2,405 $2,378 $2,335 $2,300 $2,260 (Gain) loss on bank investment securities - (1) - (4) (2) Noninterest expense - GAAP Adjusted (1,359) (1,293) (1,278) (1,253) (1,367) Pre-provision net revenue $1,046 $1,084 $1,057 $1,043 $891 M&T is providing supplemental reporting of its results on a “GAAP – Adjusted” basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although “GAAP – Adjusted” income as presented by M&T is not a GAAP measure, M&T management believes that this information helps investors understand the effect of such notable items in reported results.

Appendix 1 Note: (1) After any related tax effect GAAP to GAAP – Adjusted (Non-GAAP) Reconciliation In millions, except per share 1Q23 2Q23 3Q23 4Q23 1Q24 Net income Net income - GAAP $702 $867 $690 $482 $531 FDIC special assessment(1) - - - 146 22 Gain on CIT(1) - (157) - - - Net income - GAAP Adjusted $702 $710 $690 $628 $553 Diluted EPS Diluted EPS - GAAP $4.01 $5.05 $3.98 $2.74 $3.02 FDIC special assessment(1) - - - 0.88 0.13 Gain on CIT(1) - (0.94) - - - Diluted EPS - GAAP Adjusted $4.01 $4.11 $3.98 $3.62 $3.15

Appendix 2 Note: (1) After any related tax effect GAAP to Net Operating (Non-GAAP) Reconciliation In millions, except per share 1Q23 2Q23 3Q23 4Q23 1Q24 Net income Net income $702 $867 $690 $482 $531 Amortization of core deposit and other intangible assets(1) 13 12 12 12 12 Net operating income $715 $879 $702 $494 $543 Earnings per common share Diluted earnings per common share $4.01 $5.05 $3.98 $2.74 $3.02 Amortization of core deposit and other intangible assets(1) 0.08 0.07 0.07 0.07 0.07 Diluted net operating earnings per common share $4.09 $5.12 $4.05 $2.81 $3.09 M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation In millions 1Q23 2Q23 3Q23 4Q23 1Q24 Other expense Other expense $1,359 $1,293 $1,278 $1,450 $1,396 Amortization of core deposit and other intangible assets (17) (15) (15) (15) (15) Noninterest operating expense $1,342 $1,278 $1,263 $1,435 $1,381 Efficiency ratio Noninterest operating expense (numerator) $1,342 $1,278 $1,263 $1,435 $1,381 Taxable-equivalent net interest income 1,832 1,813 1,790 1,735 1,692 Other income 587 803 560 578 580 Less: Gain (loss) on bank investment securities - 1 - 4 2 Denominator $2,419 $2,615 $2,350 $2,309 $2,270 Efficiency ratio 55.5% 48.9% 53.7% 62.1% 60.8%

Appendix 2 In millions 1Q23 2Q23 3Q23 4Q23 1Q24 Average assets Average assets $202,599 $204,376 $205,791 $208,752 $211,478 Goodwill (8,490) (8,473) (8,465) (8,465) (8,465) Core deposit and other intangible assets (201) (185) (170) (154) (140) Deferred taxes 49 46 43 39 33 Average tangible assets $193,957 $195,764 $197,199 $200,172 $202,906 Average common equity Average total equity $25,377 $25,685 $26,020 $26,500 $27,019 Preferred stock (2,011) (2,011) (2,011) (2,011) (2,011) Average common equity 23,366 23,674 24,009 24,489 25,008 Goodwill (8,490) (8,473) (8,465) (8,465) (8,465) Core deposit and other intangible assets (201) (185) (170) (154) (140) Deferred taxes 49 46 43 39 33 Average tangible common equity $14,724 $15,062 $15,417 $15,909 $16,436 GAAP to Tangible (Non-GAAP) Reconciliation

Appendix 2 In millions 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 Total assets Total assets $202,956 $207,672 $209,124 $208,264 $215,137 Goodwill (8,490) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (192) (177) (162) (147) (132) Deferred taxes 47 44 41 37 34 Total tangible assets $194,321 $199,074 $200,538 $199,689 $206,574 Total common equity Total equity $25,377 $25,801 $26,197 $26,957 $27,169 Preferred stock (2,011) (2,011) (2,011) (2,011) (2,011) Common equity 23,366 23,790 24,186 24,946 25,158 Goodwill (8,490) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (192) (177) (162) (147) (132) Deferred taxes 47 44 41 37 34 Total tangible common equity $14,731 $15,192 $15,600 $16,371 $16,595 GAAP to Tangible (Non-GAAP) Reconciliation